Exhibit 99.2

BIOMET, INC.

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF

$775,000,000 aggregate principal amount of its 10% Senior Notes due 2017

(CUSIP NO. U55004AA0);

$775,000,000 aggregate principal amount of its 10 3/8%/11 1/8% Senior Toggle Notes due 2017

(CUSIP NO. U55004AB8) and

$1,015,000,000 aggregate principal amount of its 11 5/8% Senior Subordinated Notes due 2017

(CUSIP NO. U55004AC6),

the issuance of each of which has been registered under the Securities Act of 1933 for

any and all of its outstanding

10% Senior Notes due 2017 (CUSIP NO. 550785AA7);

10 3/8%/11 1/8% Senior Toggle Notes due 2017 (CUSIP NO. 550785AC3) and

11 5/8% Senior Subordinated Notes due 2017 (CUSIP NO. 550785AE9), respectively.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2008 (THE “EXPIRATION DATE”) UNLESS THE OFFER IS EXTENDED BY BIOMET, INC. IN ITS SOLE DISCRETION. TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Registered holders of outstanding 10% Senior Notes due 2017 (the “Original Senior Cash Pay Notes”) of Biomet, Inc. (“Biomet”) who wish to tender their Original Senior Cash Pay Notes in exchange for a like stated amount at maturity of new 10% Senior Notes due 2017 (the “Senior Exchange Cash Pay Notes”) of Biomet, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), registered holders of outstanding 10 3/8%/11 1/8% Senior Toggle Notes due 2017 (the “Original Senior Toggle Notes”) of Biomet who wish to tender their Original Senior Toggle Notes in exchange for a like stated amount at maturity of new 10 3/8%/11 1/8% Senior Toggle Notes due 2017 (the “Senior Exchange Toggle Notes”) of Biomet, which have been registered under the Securities Act, and registered holders of outstanding 11 5/8% Senior Subordinated Notes due 2017 (the “Original Senior Subordinated Notes,” and together with the Original Senior Cash Pay Notes and the Original Senior Toggle Notes, the “Original Notes”) of Biomet who wish to tender their Original Senior Subordinated Notes in exchange for a like stated amount at maturity of new 11 5/8% Senior Subordinated Notes due 2017 (the “Senior Subordinated Exchange Notes,” and together with the Senior Exchange Cash Pay Notes and the Senior Exchange Toggle Notes, the “Exchange Notes”) of Biomet, which have been registered under the Securities Act, and, in each case, whose Original Notes are not immediately available or who cannot deliver their Original Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Wells Fargo Bank, N.A. (the “Exchange Agent”) prior to 5pm, New York City time, on the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto.

This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mailed to the Exchange Agent. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the holders use properly insured, registered mail with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. No notice of Guaranteed Delivery should be sent to Biomet. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus.

Exchange Agent:

WELLS FARGO BANK, N.A.

By Registered and Certified Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	By overnight Courier or Regular Mail: Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479	By Hand Delivery: Wells Fargo Bank, N.A. Corporate Trust Services 608 2nd Avenue South Northstar East Building-12th Floor Minneapolis, MN 55402

By Facsimile Transmission: (612) 667-6282

Confirm by Telephone: (800) 344-5128

FOR ANY QUESTIONS REGARDING THIS NOTICE OF GUARANTEED DELIVERY OR FOR ANY ADDITIONAL INFORMATION, YOU MAY CONTACT THE EXCHANGE AGENT BY TELEPHONE AT (800) 344-5128 OR BY FACSIMILE AT (612) 667-6282.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies & Gentlemen:

The undersigned hereby tender(s) to Biomet, upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate stated amount at maturity of the Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

The undersigned understand(s) that tenders of (i) Original Senior Cash Pay Notes and Original Senior Subordinated Notes will be accepted only in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000 and (ii) Original Senior Toggle Notes will be accepted only in denominations of $2,000 and any integral multiple of $2,000.

The undersigned understand(s) that tenders of Original Notes pursuant to the Exchange Offer may not be withdrawn after 5 p.m., New York City time, on the Expiration Date. Tenders of Original Notes may be withdrawn if the Exchange Offer is terminated without any such Original Notes being purchased thereunder or as otherwise provided in the Prospectus.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE
Signature(s) of Registered Holder(s) or Authorized Signatory:	Name(s) of Registered Holder(s):

Stated Amount at Maturity of Original Senior Cash Pay Notes Tendered:	Address:

Stated Amount at Maturity of Original Senior Toggle Notes Tendered:	Area Code and Telephone No.:

Stated Amount at Maturity of Original Senior Subordinated Notes Tendered:	If Original Notes will be delivered by book-entry transfer at The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”), or Clearstream Banking S.A. (“Clearstream”), insert DTC, Euroclear or Clearstream Account No.:

Certificate No(s). of Original Notes (if available):

Date:

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This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Original Notes exactly as its (their) name(s) appear on certificates for Original Notes or on a security position listing as the owner of Original Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es)

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) hereby (a) represents that each holder of Original Notes on whose behalf this tender is being made “own(s)” the Original Notes covered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Original Notes complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal, together with certificates representing the Original Notes covered hereby in proper form for transfer and required documents will be deposited by the undersigned with the Exchange Agent.

THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND ORIGINAL NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:	Authorized Signature:

Address:	Name:
Title:

Area Code and Telephone No.:

Date:

DO NOT SEND ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ORIGINAL NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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